UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2024

EQT Exeter Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	333-273163 (Commission File Number)	88-4108741 (I.R.S. Employer Identification Number)

Five Radnor Corporate Center

100 Matsonford Road, Suite 250

Radnor, PA 19087

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (610) 828-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities

On May 10, 2024, EQT Exeter Real Estate Income Trust, Inc. (the “Company”) issued 71.7600 shares of Class E common stock at a price per share of $9.99 to two of the Company’s independent directors, for an aggregate purchase price of $716.88. On June 10, 2024, the Company issued 72.4560 shares of Class E common stock at a price per share of $10.00 to two of the Company’s independent directors, for an aggregate purchase price of $724.56. The shares issued to the independent directors pursuant to the Company’s distribution reinvestment plan were issued in private transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the subscription agreement entered into on March 19, 2024, between the Company and EQT Exeter Holdings US, Inc. (“EQT Exeter Holdings”), an affiliate of the Company’s sponsor, as previously disclosed on the Company’s Current Report on Form 8-K filed on March 25, 2024, EQT Exeter Holdings purchased 230,000 Class E units from the Company’s operating partnership at a price per unit of $10.00, for an aggregate purchase price of $2,300,000.00, on June 11, 2024. The offer and sale of Class E units to EQT Exeter Holdings is exempt from registration under Section 4(a)(2) of the Securities Act in light of EQT Exeter Holdings’ status as an institutional accredited investor and its access to information concerning the Company’s and its operating partnership’s operations and the terms and conditions of their investments.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, the Company appointed J. Peter Lloyd as interim Principal Accounting Officer, in connection with the departure of Linda Van Etten, the Company’s prior Principal Accounting Officer, as described in the Company’s Current Report on Form 8-K filed on April 30, 2024. The Company intends for Mr. Lloyd to serve in this role until a permanent Principal Accounting Officer is appointed.

Mr. Lloyd, age 53, has been the Company’s Chief Financial Officer since June 2023 and has served as a director since September 2022. He was the Company’s initial Secretary and Treasurer from September 2022 through June 2023. Since September 2020, Mr. Lloyd has been a Managing Principal and Global Chief Financial Officer of the Company’s external advisor, Exeter Property Group, LLC (“EQT Exeter”). In that role, Mr. Lloyd is responsible for managing accounting, tax, financial reporting, budgeting, legal, operations, human resources, and asset financings for EQT Exeter. Immediately prior to joining EQT Exeter, from January 2016 to August 2020, Mr. Lloyd was the Chief Financial Officer and Chief Compliance Officer for the private equity firms Milestone Partners and PeakEquity Partners, which collectively managed over $1.0 billion in assets focused on the financial services and technology sectors. From September 2001 to December 2015, Mr. Lloyd served as Partner and Chief Financial Officer at KTR Capital Partners (“KTR”), one the largest private real estate fund managers specializing in industrial real estate, until its sale to ProLogis in 2015. At KTR, Mr. Lloyd was integral in the execution of a $5.9 billion sale of three real estate funds in one of the largest industrial portfolio transactions to date. He also oversaw over $3.1 billion in financings for all facets of the real estate portfolio and played a leadership role in raising capital from pension plans, foundations and other institutional investors. Prior to joining KTR, Mr. Lloyd served as Chief Accounting Officer for the NYSE publicly traded REIT Keystone Property Trust (“Keystone”), where he oversaw capital-raising initiatives including several common equity offerings under a $500 million shelf registration. He was heavily involved in the sale of the Keystone organization to ProLogis in 2004. Prior to Keystone, Mr. Lloyd served as Vice President & Controller for Morgan Stanley Asset Management, where he led a 20-person Asset Management Financial Accounting team. He started his career with Arthur Andersen. Mr. Lloyd is a Certified Public Accountant. He also has previously held Series 6, 27 and 63 licenses. Mr. Lloyd graduated with a Bachelor of Science in Accountancy degree from Villanova University.

Mr. Lloyd has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and there was no arrangement or understanding between Mr. Lloyd and any other person pursuant to which he was selected as an officer. On July 10, 2023, Mr. Lloyd entered into an indemnification agreement with the Company, which remains in effect. Mr. Lloyd’s indemnification agreement is in substantially the same form as those the Company has entered into with each of its directors and executive officers. Additionally, on June 9, 2023, Mr. Lloyd acquired 118 shares of the Company’s Class A preferred stock. See the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 14, 2024	EQT Exeter Real Estate Income Trust, Inc.

		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)